EXHIBIT 10.1

GOFISH CORPORATION

SECURITIES PURCHASE AGREEMENT

Dated as of December 3, 2008

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(continued)

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(continued)

SCHEDULES AND EXHIBITS

SCHEDULE A-1	Schedule of Investors – Closing
SCHEDULE A-2	Schedule of Investors – General Subsequent Closing
SCHEDULE A-3	Schedule of Investors – List of Section 4.11 Potential Investors
SCHEDULE B	Disclosure Schedules
SCHEDULE 4.12	List of Management Options
SCHEDULE 4.16	List of Management Lockup Signatories
SCHEDULE 6.2(b)	List of Remaining Management Lock-Up Agreements
SCHEDULE 6.2(c)	List of Remaining Employment Agreements

EXHIBIT A	Certificate of Designation
EXHIBIT B	Amendment to Articles of Incorporation
EXHIBIT C	Warrant
EXHIBIT D-1	Opinion of McDonald Carano Wilson LLP
EXHIBIT D-2	Opinion of Morrison & Foerster LLP
EXHIBIT E	Investors’ Rights Agreement
EXHIBIT F	Stock Option Agreement
EXHIBIT G	Stock Option Agreement (Vesting Only Upon Certain Events)
EXHIBIT H	Lock-Up Letter
EXHIBIT I	Indemnification Agreement

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GOFISH CORPORATION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 3, 2008 by and among GoFish Corporation, a Nevada corporation (the “Company”), and the investors listed on Schedules A-1, A-2 and A-3 hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Purchase and Sale of Securities.

1.1           Sale and Issuance of Securities.

(a)           The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Closing (as defined below) the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”).   The Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of (i) shares of the Company’s Series A Preferred Stock set forth opposite such Investor’s name on Schedule A-1 hereto under the heading “Closing” and (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth opposite such Investor’s name on Schedule A-1 hereto under the heading “Closing,” for the aggregate purchase price set forth opposite such Investor’s name on Schedule A-1 hereto under the heading “Closing.”  The Series A Preferred Stock and Warrants are collectively referred to herein as the “Securities.”  The Securities are being sold as units at a purchase price of $4.00 per unit, with each unit consisting of (i) one share of Series A Preferred Stock and (ii) a Warrant to purchase eight shares of the Company’s Common Stock at an exercise price of $0.20 per share.

(b)           At one or more Subsequent Closings (as defined below), all of which shall be held within fifteen (15) days of the Closing (the “General Subsequent Closing Deadline”) and subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at a Subsequent Closing, and the Company agrees to sell and issue to each Investor at such Subsequent Closing, that number of (i) shares of the Company’s Series A Preferred Stock set forth opposite such Investor’s name on Schedule A-2 hereto under the heading “Subsequent Closing” and (ii) the number of Warrants set forth opposite such Investor’s name on Schedule A-2 hereto under the heading “Subsequent Closing,” for the aggregate purchase price set forth opposite such Investor’s name on Schedule A-2 hereto under the heading “Subsequent Closing.”

(c)           At any Subsequent Closing, the Company may sell up to an additional $7,010,996 of Securities, on the same terms and conditions set forth herein, to additional purchasers listed on Schedule A-3 in connection with the conversion of securities of the Company that are outstanding as of the date hereof in accordance with Section 4.11 of this Agreement.  Any such purchaser shall execute and deliver a counterpart signature page to, and thereby, without further action by any Investor, become a party to and be deemed an Investor under this Agreement, and all schedules and exhibits hereto shall automatically be updated to reflect such purchaser as a party hereto.

(d)           At the Closing or any Subsequent Closing, and at the sole option of Rembrandt Venture Partners Fund Two, L.P. and Rembrandt Venture Partners Fund Two-A, L.P. (collectively, “Rembrandt”) within sixty (60) days after the Closing (the “Rembrandt Subsequent Closing Deadline”), the Company shall sell and Rembrandt shall purchase up to an additional $2,500,000 of Securities, on the same terms and conditions set forth herein.  To the extent that Rembrandt has not already done so at the Closing, Rembrandt shall execute and deliver a counterpart signature page to, and thereby, without further action by any Investor, become a party to and be deemed an Investor under this Agreement and the Investor Rights Agreement, and all schedules and exhibits hereto shall automatically be updated to reflect such purchaser as a party hereto.

(e)           Following the Closing but prior to any Subsequent Closing, the Company shall adopt, and the Investors purchasing Securities at the Closing agree to vote all shares of capital stock of the Company then owned by such Investor in favor of the adoption of, an Amendment to the Company’s Articles of Incorporation in the form attached hereto as Exhibit B (the “Amended Articles”) in order to increase the authorized shares of capital stock of the Company (the “Requisite Approval”).  Promptly following receipt of the Requisite Approval and prior to any Subsequent Closing, the Company shall adopt and file the Amended Articles with the Secretary of State of the State of Nevada.

1.2           Closing.

(a)           Closing.  The initial purchase and sale of the Securities shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, at 9:00 a.m. Pacific time, on December 3, 2008 (the “Closing”).  Except as set forth in Section 1.1(d), the purchase and sale of the Securities at a subsequent closing shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, on or before any General Subsequent Closing Deadline (the “Subsequent Closing”).  The purchase and sale of the Securities at a subsequent closing to Rembrandt pursuant to Section 1.1(d) shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, on or before the Rembrandt Subsequent Closing Deadline and any such closing shall be deemed a Subsequent Closing for purposes of this Agreement.  Schedule A-2 or Schedule A-3, as applicable, of this Agreement shall be automatically updated by the Company to reflect the actual date of any Subsequent Closing.

(b)           Delivery.  At the Closing and each Subsequent Closing, as applicable:

(i)           the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock being sold to such Investor as listed on Schedule A-1, Schedule A-2 or Schedule A-3 hereto, applicable, and a warrant, in the form attached hereto as Exhibit C, evidencing the Warrants being sold to such Investor as listed on Schedule A-1, Schedule A-2 or Schedule A-3 hereto, as applicable; and

(ii)           each Investor will deliver to the Company by wire transfer to an account designated by the Company an amount equal to the purchase price for the Securities being purchased by the Investor as listed on Schedule A-1, Schedule A-2 or Schedule A-3 hereto, as applicable.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, as of the date hereof and as of the Closing and except as set forth on the Disclosure Schedules attached hereto as Schedule B (the “Disclosure Schedules”), which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1           Subsidiaries.  All of the subsidiaries of the Company (each, a “Subsidiary”) are set forth on Schedule 2.1.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Investors’ Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s or Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company (the “Board of Directors”) or the Company’s stockholders in connection therewith.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the other transactions contemplated hereby and thereby, including, without limitation, the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants, do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of notice, termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

2.5           Filings, Consents and Approvals.  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been obtained or made and is in full force and effect.

2.6           Issuance of the Securities.  The Series A Preferred Stock and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, or any applicable state and federal securities laws.  The shares of Common Stock issuable upon conversion of the Series A Preferred Stock, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or any applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or any applicable state and federal securities laws.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon the exercise of the Warrants and the conversion of the Series A Preferred Stock.  The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (each, a “Trading Market”).

2.7           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company and each of its Subsidiaries, and all shares of capital stock reserved for issuance under the various option and incentive plans of the Company and each of its Subsidiaries, is specified in Schedule 2.7.  Except as specified in Schedule 2.7, no securities of the Company or its Subsidiaries are entitled to preemptive or similar rights, and no individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Schedule 2.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company or its Subsidiaries, or contracts, commitments, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock. Neither the issue and sale of the Securities nor the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants will , immediately or with the passage of time, obligate the Company to issue shares of capital stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities or the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  Schedule 2.7 includes a complete and true listing of (i) the number of shares and type of all authorized, issued and outstanding capital stock and options or warrants to receive capital stock of the Company and each Subsidiary, and (ii) all shares of capital stock reserved for issuance under the various option and incentive plans of the Company and each of its Subsidiaries, in each case, as of immediately following the Closing (assuming the sale and issuance of the maximum number of securities of the Company contemplated by this Agreement at the Closing and any Subsequent Closing, including the transactions contemplated by Sections 4.11 and 4.12).

2.8           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  No other information provided by or on behalf of the Company to the Investors which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.9           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

2.10           Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or the shares of Common Stock issuable upon exercise of the Warrants, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in, a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11           Employee Benefit Plans; Employee Matters.  The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).  Except as disclosed in the SEC Reports, the Company does not have any employment agreements, or any other similar agreements that contain any severance or termination pay liabilities or obligations, that are not filed as exhibits to the SEC Reports.  To the Company's knowledge, no employees of the Company or any Subsidiary are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No key employee of the Company or any Subsidiary has given written notice to the Company or any Subsidiary, and neither the Company nor any Subsidiary are otherwise aware, that any such key employee intends to terminate his or her employment with the Company or any Subsidiary.

2.12           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.13           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its properties is bound in writing (whether or not such default or violation has been waived), (ii) is in violation of any order, writ or decree of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any of the foregoing or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or any Subsidiary.

2.14           Regulatory Permits.  The Company and the Subsidiaries currently possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.15           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.16           Patents and Trademarks.  The Company and the Subsidiaries own, or have sufficient rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, domain names, and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”).  There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to the Intellectual Property Rights, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, domain names, information, or other proprietary rights and/or processes of any other Person, except for standard generally commercially available end-user, object code, internal-use software license agreements.  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person, and neither Company nor any of its Subsidiaries has any specific reason to believe any such notice may be forthcoming.  To the knowledge of the Company solely with respect to patents and patent applications, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each present and former employee and officer of the Company and its Subsidiaries has executed a proprietary information and inventions agreement, and each consultant to the Company and its Subsidiaries has executed a Consulting Agreement either in the forms provided to Investor’s counsel or a substantially similar form.  The Company and its Subsidiaries are not aware that any of their present and former employees, officers or consultants are in violation thereof, and the Company and its Subsidiaries will use its commercially reasonable efforts to prevent any such violation.  All Persons who have had access to Company or Subsidiary trade secrets or confidential information have signed a customary non-disclosure and non-use agreement not containing a “residuals” clause or similar provision.  To the extent the Company or any of its Subsidiaries uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses (including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), and the Common Development and Distribution License (CDDL)), the Company and its Subsidiaries are not required to make any public disclosure or to make available any source code or other Intellectual Property Right either used, developed, or modified by Company or any Subsidiary.

2.17           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has provided to the Investors a true and correct copy of the Company’s directors and officers liability insurance policy and a copy of the Company’s D&O excess policy.

2.18           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company in the ordinary course of business and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.19           Sarbanes-Oxley; Internal Accounting Controls.  Except as set forth in the SEC Reports, the Company and each Subsidiary is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any and all rules and regulations promulgated by the Commission thereunder which are applicable to it as of the date hereof.  The Company and the Subsidiaries maintain a system of internal accounting controls (i) sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference, and (ii) including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting (collectively, “Internal Controls”) that comply with the Securities Act, the Exchange Act and Sarbanes-Oxley and the rules and regulations of each applicable Trading Market on which the Company’s securities are traded. The Company’s certifying officers have evaluated the effectiveness of the Company’s and Subsidiary’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s or Subsidiary’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s or Subsidiary’s internal control over financial reporting.

2.20           Certain Fees.  Except as may be disclosed on the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.21           Private Placement.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby or the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants. Neither the issuance and sale of the Securities hereunder nor the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants contravenes the rules and regulations of the OTC Bulletin Board.

2.22           Investment Company.  The Company is not, and immediately after receipt of payment for the Securities or the receipt of the exercise price for the exercise of the Warrants, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

2.23           Registration Rights.   No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company that are senior to, or pari passu with, the rights of the Investors to cause such registration.  The granting and performance of the registration rights under the Transaction Documents will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company is a party.

2.24           Listing and Maintenance Requirements.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from the OTC Bulletin Board on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTC Bulletin Board. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.25           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to any Investor as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

2.26           Tax Status.  The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes owed thereunder, and the Company has no knowledge of a tax deficiency or other tax liability which has been asserted or threatened against the Company or any Subsidiary or upon any of their properties or assets.  The Company and each Subsidiary has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

2.27           No General Solicitation. Neither the Company or its Subsidiaries nor any person acting on behalf of the Company or its Subsidiaries has offered or sold any of the Securities by any form of general solicitation or general advertising.

2.28           Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges that such Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that such Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Investor’s purchase of the Securities.  The Company further represents to such Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.29           Contracts.

(a)           All agreements, contracts and binding commitments required to be filed by the Company or its Subsidiaries under the Exchange Act or the Securities Act have been filed in a timely manner with the Commission.

(b)           Neither the Company nor its Subsidiaries are restricted by agreement entered into by the Company or its Subsidiaries from carrying on their business anywhere in the world.

2.30           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, taken, nor will take, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company in connection with the sale of the Securities.

2.31           Disclosure.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.           Representations and Warranties of the Investors.  Each Investor, severally but not jointly, hereby represents and warrants to the Company that:

3.1           Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor.  Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2           Investor Status.  At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and at the Closing and on each date on which it exercises any Warrants or converts any Series A Preferred Stock, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.3           Non-U.S. Investors.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.4           Experience of Such Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.5           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the securities of the Company during the period commencing from the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to an Investor’s managers, general partner, management companies or employees or other service providers thereof who are subject to customary confidentiality restrictions, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

3.6           Communication of the Offer. The offer to sell the Securities was directly communicated to each Investor by the Company or its representatives. Each Investor did not independently contact the Company in connection with the Company’s offer to sell the Securities. At no time was each Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any registration statement or prospectus filed by the Company with the Commission, or any other possible form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.7           Disclosure of Information.

(a)           Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

(b)           Each Investor further acknowledges that, to the extent it has received information relating to the Securities or the Company, such information has been prepared solely by the Company and that Qatalyst Partners LP (“Qatalyst”), as financial advisor to the Company, has not provided or verified any such information and makes no recommendation, promise, representation or warranty as to its accuracy or completeness.  Each Investor further acknowledges that Qatalyst is acting merely as a financial advisor to the Company (and not as an underwriter of the Securities) and that Qatalyst has not made to any of the Investors, and the Investors have not relied upon, any representation, warranty or condition (express or implied) by Qatalyst about, and Qatalyst shall have no liability or responsibility to any of the Investors for, the effectiveness, validity or enforceability of any agreement or other document entered into by or provided to the Investors or the Company in connection with the transactions contemplated hereby or any non-performance by any party to any of them, or the financial condition of the Company, and Qatalyst shall owe no duty whatsoever to any of the Investors in connection with the transactions contemplated hereby.  Notwithstanding anything herein to the contrary, nothing in Section 3.7(b) shall be deemed or construed as an obligation or agreement on behalf of any Investor to indemnify or hold harmless Qatalyst from any claims or actions asserted against Qatalyst.

3.8           Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.9           Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT.

4.           Conditions to Investors’ Obligations at the Closing.  The obligations of each Investor under Section 1 of this Agreement with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Compliance Certificate.  The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4           Secretary’s Certificate.  The Company shall deliver to each Investor a certificate of the Secretary of the Company with respect to the Company’s Articles of Incorporation, the Certificate of Designation, the Company’s Bylaws and the resolutions of the Company’s Board of Directors relating to the transactions contemplated hereby.

4.5           Certificate of Designation.  The Certificate of Designation shall have been duly filed with and accepted for filing by the Secretary of State of the State of Nevada.

4.6           Permits, Qualifications and Consents.  All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.7           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors participating in the Closing and their special counsel, and such Investors and their special counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.8           Opinions of Company Counsel.  Each Investor in the Closing shall have received from McDonald Carano Wilson LLP, Nevada counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit D-1, and from Morrison & Foerster LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit D-2.

4.9           Investors’ Rights Agreement.  The Company and each Investor shall have entered into the Investors’ Rights Agreement in the form attached hereto as Exhibit E (the “Investors’ Rights Agreement”).

4.10           Board of Directors.  The size of the Board of Directors shall be fixed at eight (8) persons.  The directors of the Company at the Closing shall be comprised of Matt Freeman, Michael Jung, Tabreez Verjee, Riaz Valani, James Moloshok and John Durham.

4.11           Existing Note Holders.

(a)           The Company shall have entered into agreements, in forms reasonably acceptable to Investors purchasing at least two-thirds of the shares of Series A Preferred Stock being purchased hereunder, with the holders of the 6% senior convertible notes due June 7, 2010 issued under the terms of that certain Purchase Agreement, dated as of June 7, 2007, among the Company and such investors identified on the signature pages thereto (the “Note Purchase Agreement”), pursuant to which such notes shall be repurchased at a price that in the aggregate shall be no greater than the aggregate remaining unpaid face value of such notes, unless such condition is waived with respect to any one or more notes by Investors purchasing at least two-thirds of the shares of Series A Preferred Stock being purchased hereunder.

(b)           The Company shall have entered into agreements, in forms reasonably acceptable to Investors purchasing at least two-thirds of the shares of Series A Preferred Stock being purchased hereunder, with all of the investors party to the Subscription Agreement dated April 18, 2008 and the Accession Agreement dated June 30, 2008 (collectively, the “Subscription Agreements”), pursuant to which the notes previously issued to such investors under such Subscription Agreement shall be converted into Series A Preferred Stock at the Closing.

(c)           The Company shall have entered into agreements, in forms reasonably acceptable to Investors purchasing at least two-thirds of the shares of Series A Preferred Stock being purchased hereunder, with holders of at least 90% of the warrants issued under the Note Purchase Agreement and the Subscription Agreements, pursuant to which (i) such warrants shall be converted into shares of Common Stock or repurchased by the Company at the Closing and (ii) the holders of such warrants shall waive any anti-dilution adjustment to the exercise price of such warrants that would otherwise occur as a result of the issuance of the Securities or the issuance by the Company of the shares of Common Stock issuable upon exercise of the Warrants or otherwise.

4.12           Management Options.

 (a)           The Company shall have established a stock option pool for grants of options to purchase Common Stock to employees of the Company equal to 25% of the total number of issued and outstanding shares of Common Stock of the Company (assuming the full conversion and exercise of all outstanding convertible and exercisable securities of the Company at the Closing, including such options granted to members of management), and the Company shall have granted the members of management listed on Schedule 4.12 options to purchase such number of shares of Common Stock from such pool as set forth on Schedule 4.12.  The stock option agreements entered into with members of management with respect to such stock options shall be in the form attached hereto as Exhibit F.

(b)           The Company shall have granted the members of management listed on Schedule 4.12 options to purchase, in the aggregate, Common Stock equal to an additional 5% of the total number of issued and outstanding shares of Common Stock of the Company (assuming the full conversion and exercise of all outstanding convertible and exercisable securities of the Company at the Closing, including such options granted to members of management).  Such options shall vest only in connection with certain events.  The stock option agreements entered into with members of management with respect to such stock options shall be in the form attached hereto as Exhibit G.

4.13           By-Laws Amendment.   The Company shall have amended its Bylaws to opt-out of the “Control Share Act” set forth in the Nevada General Corporation Law.

4.14           HSR Filing.  To the extent applicable, any waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have expired or otherwise been terminated.

4.15           Board Approval. A majority of the disinterested members of the Board of Directors shall have approved the Transaction Documents and the transactions contemplated hereby and thereby.

4.16           Management Lock-Up Letters.   The members of management listed on Schedule 4.16 shall have entered into lock-up letter agreements in substantially the form attached hereto as Exhibit H, with respect to the securities of the Company owned by such members of management.

4.17           Consents; Waivers.  The Company shall have obtained all consents and waivers from its partners, customers, lenders, employees and stockholders necessary to complete the transactions contemplated by the Transaction Documents in the reasonable discretion of the Investors, including without limitation, waivers of the acceleration of any rights or benefits relating to the treatment of such transactions as a change in control of the Company.

4.18           Indemnification Agreements.  The Company and each Preferred Director (as defined in the Certificate of Designation) shall have entered into an Indemnification Agreement in the form attached hereto as Exhibit I.

4.19           Management Rights Letter.  The Company and each of the Investors that so request shall each have entered into a Management Rights Letter in the form reasonably acceptable to such Investor and the Company.

5.           Conditions to the Company’s Obligations at Closing .  The obligations of the Company to each Investor with respect to the Closing at which such Investor purchases any shares of Series A Preferred Stock hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1           Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2           Payment of Purchase Price.  The Investor shall have delivered the purchase price specified in Section 1.1 for the number of shares of Series A Preferred Stock and the number of Warrants set forth opposite such Investor’s name on Schedule A hereto.

5.3           Permits, Qualifications and Consents.  All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4           HSR Filing.  To the extent applicable, any waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

5.5           Board Approval. A majority of the disinterested members of the Board of Directors of the Company shall have approved the Transaction Documents and the transactions contemplated hereby and thereby.

6.           Conditions to Investors’ Obligations at any Subsequent Closing.  The obligations of each Investor under Section 1 of this Agreement with respect to any Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions to the extent applicable as set forth below, the waiver of which shall not be effective against any Investor who does not consent thereto:

6.1           Opinions of Company Counsel.  With respect to the Subsequent Closing at which Panorama, L.P., Rembrandt Venture Partners Fund Two, L.P. (or its affiliates) and Rustic Canyon Ventures III, L.P. have purchased from the Company the aggregate amount of Securities set forth opposite their names on Schedule A-1 and Schedule A-2 (including any amounts purchased at the Closing or any prior Subsequent Closing) only (such date, the “Outside Funding Date”), each Investor in such Subsequent Closing shall have received from McDonald Carano Wilson LLP, Nevada counsel for the Company, an opinion, dated as of such Subsequent Closing, in substantially the form attached hereto as Exhibit D-1, and from Morrison & Foerster LLP, counsel for the Company, an opinion, dated as of such Subsequent Closing, in substantially the form attached hereto as Exhibit D-2.

6.2           Requisite Approval.  With respect to the first Subsequent Closing only, the Company shall have obtained the Requisite Approval and at such Subsequent Closing, the Company shall deliver to each Investor a certificate of the Secretary of the Company with respect to the Company’s Amended Articles and the resolutions of the Company’s Board of Directors and stockholders relating to the approval and adoption of such Amended Articles.

6.3           Amended Articles.  With respect to the first Subsequent Closing only, the Amended Articles shall have been duly filed with and accepted for filing by the Secretary of State of the State of Nevada.

6.4           Management Lockup Agreements; Employment Agreements; Change of Control Waiver Letters.  With respect to the Subsequent Closing that occurs on the Outside Funding Date, the Company shall have entered into the Remaining Management Lockup Agreements, the Remaining Employment Agreements and the Remaining Change of Control Waiver Letters (as each such term is defined below) on or before the date of such Subsequent Closing.

6.5           Election of Directors.  With respect to the Subsequent Closing that occurs on the Outside Funding Date, the Board of Directors of the Company at such Subsequent Closing shall be comprised of Matt Freeman, Michael Jung, Mark Menell, Richard Ling, Tabreez Verjee, Riaz Valani, James Moloshok and John Durham, and Mike Jung shall be a member of the Compensation Committee of the Board of Directors.

7.           Miscellaneous.

7.1           Board of Directors.  For the avoidance of doubt, after the Closing but prior to the Outside Funding Date, the parties hereto agree that the Board of Directors shall be comprised of Matt Freeman, Michael Jung, Tabreez Verjee, Riaz Valani, James Moloshok and John Durham.

7.2           Post-Closing Covenants.

(a)           The Company shall use between $5,554,000 and $6,667,200 of the proceeds received from the Investors upon the sale of the Securities to repurchase all of the notes and warrants subject to the Call Option Agreements (the actual amount of proceeds used is dependent upon the number of note holders that elect to roll their investment into shares of Series A Preferred Stock).

(b)           The Company shall use its reasonable best efforts to enter into lock-up letter agreements, in substantially the form attached hereto as Exhibit H, with the members of management listed on Schedule 7.2(b) (the “Remaining Management Lock-Up Agreements”) on or prior to the Outside Funding Date.

(c)           The Company shall use its reasonable best efforts to enter into new employment agreements, in substantially the forms provided to the Investors at the Closing, with the members of management listed on Schedule 7.2(c) (the “Remaining Employment Agreements”) on or prior to the Outside Funding Date.

(d)           The Company shall use its reasonable best efforts to enter into change of control waiver letters, in substantially the forms provided to the Investors at the Closing, with the members of management listed on Schedule 7.2(d) (the “Remaining Change of Control Waiver Letters”) on or prior to the Outside Funding Date.

7.3           Survival of Representations, Warranties and Covenants.

(a)           The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

(b)           In addition to any other remedies that may be available to the Investors, if it is subsequently determined by the parties hereto or by a court of law (pursuant to a decision binding on the parties hereto in accordance with Section 7.5) after the date hereof that the Company has breached the representations and warranties made in Section 2.7 such that the number of outstanding shares of capital stock and/or options, warrants or other rights (including, without limitation, anti-dilution adjustments) to purchase or otherwise receive shares of capital stock as of the Closing were greater than such numbers set forth in Section 2.7, then the Company shall take such actions as may be necessary to make whole such Investors for such breach, including without limitation by promptly authorizing and issuing additional shares of capital stock of the Company to such Investors without further consideration so that the Investors, individually and in the aggregate, own at least the same percentage of the Company on a fully diluted basis (assuming the full exercise, exchange and conversion of all exercisable, exchangeable and convertible securities and including all shares of stock reserved for future grant or issuance pursuant to any stock plans, agreements or arrangements of the Company) as set forth on Schedule 2.7 of the Schedule of Exceptions and with the same rights, preferences, privileges and benefits with respect to such shares as contemplated by the Transaction Documents.  In order to perform its obligations pursuant to this Section 7.3 the Company will take such corporate action as may be necessary to amend its Articles of Incorporation and/or other relevant agreements with the Investors and shall use its reasonable best efforts to cause other stockholders of the Company holding a requisite number of shares necessary to effect any such amendments to vote in favor thereof and/or consent thereto.

7.4           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5           Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state or federal courts located in San Francisco County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

7.6           Waiver of Right to Jury Trial.  EACH OF INVESTORS AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.7           Acknowledgment; Waiver of Conflicts.  Each Investor acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.  Each Investor understands that the Company has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, counsel to the Company, and that Morrison & Foerster LLP has not represented any Investor or any stockholder, director or employee of the Company or any Investor in the preparation, negotiation and execution of this Agreement.  Each Investor acknowledges that Morrison & Foerster LLP has in the past represented and is now or may in the future represent one or more Investors or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Investors or their affiliates in matters of a nature similar to those contemplated by this Agreement.  The Company and each Investor hereby acknowledges that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

7.8           Securities Law Disclosure; Publicity.  The Company shall, as soon as practicable following the date hereof, issue a press release reasonably acceptable to the Investors describing the material terms of the transactions contemplated hereby, and file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time period required by Commission regulations.  The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company (with respect to any press release of any Investor) or without the prior consent of each Investor (with respect to any press release of the Company), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor or any of its affiliates except (i) with the prior written consent of such Investor, (ii) as may be required by law (in which case the Company shall provide such Investor with prior notice of such disclosure to the extent reasonably practicable), or (iii) as may be required to register the Securities for resale with the Commission or to list the Securities with any Trading Market.  Each party hereto shall be responsible for any disclosure or other action by such party’s employees or agents that would constitute a breach of this Section 7.8 to the same extent as if such disclosure or other action had been undertaken by such party itself.    This Section 7.8 shall supersede and replace any confidentiality and similar obligations that may exist between the Company and any Investor.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.11           Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) three business days after deposit in the U.S. mail with registered mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.11 by giving the other party written notice of the new address in the manner set forth above.

7.12           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees or representatives is responsible.

7.13           Expenses.  Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If the Closing is effected, the Company shall, at the Closing and each Subsequent Closing, reimburse the reasonable fees and out-of-pocket expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, special counsel to certain of the Investors, not to exceed $100,000 in the aggregate.  If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

7.14           Amendments and Waivers.  Subject to the provisions of Section 4, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors purchasing at least two-thirds of the Securities purchased hereunder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.15           Indemnification of Investors.  Subject to the provisions of this Section 7.14, the Company will indemnify and hold each Investor and its directors, officers, stockholders, members, partners, employees, affiliates and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners, employees, affiliates and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor Party, by any third party with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, or willful misconduct).  If any action shall be brought against any Investor Party in respect of which indemnity is being sought pursuant to this Agreement, upon its knowledge thereof such Investor Party shall promptly notify the Company in writing; provided, however, that any failure of such Investor Party to so notify the Company shall not alter or relieve the Company of its obligations to indemnify the Investor Parties, except and to the extent that such delay or failure has materially prejudiced the Company, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investors in this Agreement or in the other Transaction Documents.

7.16           Operation of Business.  During the period from the date of this Agreement until the Subsequent Closing Deadline, except as contemplated by this Agreement and the Warrants, the Company shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

7.17           Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or were not performed in accordance with its specific terms or were otherwise breached.  Each party hereby agrees that, in the event of any breach or threatened breach by any party hereto of any covenant or obligation contained in this Agreement, the Investors shall be entitled (in addition to any other remedy that may be available to them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach.  The rights and remedies of the Investors under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of the Investors under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

7.18           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement; provided, however, until such time as the parties can so agree, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.19           Aggregation of Stock.  All Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.20           Further Assurances.  Each Investor and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

7.21           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.22           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GOFISH CORPORATION

By:	/s/ Tabreez Verjee

Name:	Tabreez Verjee

Title:	President

Address:	GoFish Corporation
706 Mission Street, 10th Floor
San Francisco, CA 94103

Facsimile:	415-978-3020

INVESTOR:

REMBRANDT VENTURE PARTNERS FUND TWO, L.P.

By:	/s/ Richard Ling

Name:	Richard Ling

Title:	Managing Member of Rembrandt Venture
Partners Fund Two, LLC, its General Partner

Address:	2200 Sand Hill Road, Suite 160
Menlo Park, CA 94025

Facsimile:	650-326-3780

REMBRANDT VENTURE PARTNERS FUND TWO-A, L.P.

By:	/s/ Richard Ling

Name:	Richard Ling

Title:	Managing Member of Rembrandt Venture
Partners Fund Two, LLC, its General Partner

Address:	2200 Sand Hill Road, Suite 160
Menlo Park, CA 94025

Facsimile:	650-326-3780

INVESTOR:

PANORAMA CAPITAL, L.P.

BY: PANORAMA CAPITAL MANAGEMENT, L.L.C., ITS GENERAL PARTNER

By:	/s/ Audrey Vallen

Name:	Audrey Vallen

Title:	CFO

Address:	2440 Sand Hill Road, #302
Menlo Park, CA 94025

Facsimile:	650-234-1437

INVESTOR:

RUSTIC CANYON VENTURES III, L.P.

BY: RUSTIC CANYON PARTNERS, LLC, ITS GENERAL PARTNER

By:	/s/ Mark Menell

Name:	Mark Menell

Title:	Member

Address:	203 Redwood Shores Parkway
Suite 450
Redwood Shores, CA 94065
Facsimile:	650-649-2321